SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund  -- Class A Shares
Fiscal period ending:  October 31, 1995
Inception date:  April 19, 1985


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods  1 Year  5 Years 10 Years


P   = Initial Investment     $1,000  $1,000  $1,000

ERV = Ending Redeemable Value $1,125 $1,889 $2,583

T   = Average Annual
      Total Return               12.46%   13.57%       9.96%*

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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund     -- Class B Shares
Fiscal period ending:  October 31, 1995
Inception date:  February 1, 1994


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   Life*

P   = Initial Investment         $1,000    $1,000

ERV = Ending Redeemable Value    $1,183   $1,150

T   = Average Annual
      Total Return               18.25%   8.31%*

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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Balanced Retirement Fund    -- Class M Shares
Fiscal period ending:  October 31, 1995
Inception date:  March 17, 1995


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods              Life*

P   = Initial Investment                   $1,000

ERV = Ending Redeemable Value             $1,092

T   = Average Annual
      Total Return                            9.19%*

                   *Life of fund, if less than 10 years